Exhibit 99.1

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.

Reports Third Quarter 2014 Results

•	Revenues of $91.6 million

•	Net income per unit of $0.32

•	Distributable cash flow of $57.8 million

•	EBITDA of $78.3 million

•	Distribution of $0.35 per unit

HOUSTON, November 4, 2014 – Natural Resource Partners L.P. (NYSE:NRP) today reported revenues of $91.6 million for the third quarter of 2014 compared to $82.2 million for the third quarter of 2013, and distributable cash flow, a non-GAAP measure, of $57.8 million compared to $104.6 million for the third quarter of 2013. Net income per unit was $0.32 for both the third quarter of 2014 and 2013. NRP reported EBITDA, a non-GAAP measure, of $78.3 million in the third quarter of 2014 compared to $72.9 million for the third quarter of 2013. Reconciliations of the non-GAAP measures of distributable cash flow and EBITDA are included in the tables at the end of this release.

“We continued to benefit in the third quarter from our diverse portfolio of natural resource assets,” said Wyatt Hogan, President. “All of our commodities performed in line with our expectations for the quarter, and we remain on track to meet our guidance for the year. Our acquisition of the VantaCore construction aggregates business and the recently announced acquisition of oil and gas interests in the Sanish Field in the Williston Basin will even further diversify NRP and contribute to our future growth. In addition, we saw increased coal production from our properties in all of our regions in the third quarter as compared to the second quarter, which is especially impressive in light of the continuing difficult market conditions for the coal industry.”

NRP Reports 3Q 2014 Results	Page 2 of 15

Third Quarter 2014 compared to Third Quarter 2013

Highlights	Quarter Ended			For the Nine Months Ended
	September	September	%	September	September	%
	2014	2013	Change	2014	2013	Change
	(in thousands except per unit and per ton)			(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$91,609	$82,237	11%	$262,479	$263,373	0%
Coal production (tons)	13,370	13,476	-1%	37,473	42,203	-11%
Average coal royalty revenue per ton	$3.80	$3.88	-2%	$3.74	$3.91	-4%
Coal royalty revenues	$50,870	$52,305	-3%	$140,169	$164,957	-15%
Other coal related revenue	$14,323	$9,699	48%	$32,758	$42,279	-23%
Total coal related revenues	$65,193	$62,004	5%	$172,927	$207,236	-17%
Aggregates and industrial minerals related revenue(1)	$12,340	$11,027	12%	$38,479	$31,830	21%
Oil and gas related revenue	$9,601	$3,886	147%	$37,481	$9,742	285%
Operating Expenses	$36,582	$30,613	19%	$104,610	$93,889	11%
Net income
Net income to limited partners	$35,450	$35,403	0%	$98,181	$122,595	-20%
Net income per unit	$0.32	$0.32	0%	$0.89	$1.12	-21%
Average units outstanding	111,244	109,812	1%	110,504	109,507	1%
Net income before considering any impairments (2)
Net income to limited partners	35,450	35,403	0%	103,693	123,314	-16%
Net income per unit	$0.32	$0.32	0%	$0.94	$1.13	-17%
Distributable cash flow(2)	$57,773	$104,613	-45%	$161,644	$239,748	-33%
EBITDA(2)	$78,284	$72,860	7%	227,182	229,543	-1%
EBITDA margin(2)	85%	89%	-4%	87%	87%	0%

(1)	Aggregates and industrial minerals include the equity and other unconsolidated investment income associated with the OCI Wyoming soda ash business.
(2)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and other income

Third quarter 2014 total revenues and other income increased 11% from the same period of 2013 due largely from NRP’s diversification into other asset classes.

Average coal royalty revenue per ton decreased 3% on unchanged production resulting in a 3% reduction in coal royalty revenues in 2014 versus 2013. Gain on a reserve swap of $5.7 million more than offset reductions in total coal related revenues, resulting in an increase of $3.2 million over the third quarter 2013. Metallurgical coal accounted for 32% of NRP’s coal production and 39% of its coal royalty revenues for the third quarter of 2014 compared to 35% of production and 47% of coal royalty revenues in the third quarter of 2013.

Revenues other than coal related revenues increased 31% from the third quarter of 2013 primarily due to increased oil and gas revenues and our investment in the soda ash business.

Oil and gas revenues more than doubled over the third quarter of 2013 to $9.6 million, primarily due to the revenues generated by NRP’s Williston Basin properties acquired in the second half of 2013. NRP also recognized a 34% increase in the equity income associated with NRP’s investment in the soda ash business due to an increase in OCI Wyoming’s net income.

NRP Reports 3Q 2014 Results	Page 3 of 15

Operating expenses

Total operating expenses for the third quarter 2014 rose $6.0 million to $36.6 million from the third quarter 2013. The increase was mainly due to $1.7 million of additional operating expenses associated with NRP’s Williston Basin oil and gas properties and a $2.5 million accrued liability relating to a payment due to a royalty owner on one of NRP’s properties recorded in 2014.

Net income attributable to the limited partners

Net income attributable to the limited partners for both periods was approximately $35 million.

Distributable cash flow

Distributable cash flow decreased to $57.8 million from $104.6 million mainly due to a one-time special distribution of $44.8 million received from OCI Wyoming in 2013.

EBITDA

EBITDA for the third quarter 2014 grew $5.4 million to $78.3 million compared to EBITDA generated in the third quarter 2013 of $72.9 million.

Third Quarter 2014 compared to Second Quarter 2014

Highlights	Quarter Ended
	September 2014	June 2014	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$91,609	$90,561	1%
Coal production (tons)	13,370	11,851	13%
Average coal royalty revenue per ton	$3.80	$3.86	-1%
Coal royalty revenues	$50,870	$45,763	11%
Other coal related revenue	$14,323	$9,598	49%
Total coal related revenue	$65,193	$55,361	18%
Aggregates and industrial minerals related revenue(1)	$12,340	$12,964	-5%
Oil and gas related revenue	$9,601	$17,822	-46%
Operating expenses	$36,582	$40,158	-9%
Net income
Net income to limited partners	$35,450	$30,779	15%
Net income to the limited partners, before considering any impairments(2)	$35,450	$36,290	-2%
Net income per unit	$0.32	$0.28	14%
Net income per unit, before considering any impairments(2)	$0.32	$0.33	-3%
Average units outstanding	111,244	110,403	1%
Distributable cash flow(2)	$57,773	$64,944	-11%
EBITDA(2)	$78,284	$77,178	1%
EBITDA margin(2)	85%	85%	0%

(1)	Aggregates and industrial minerals include the equity and other unconsolidated investment income associated with the OCI Wyoming soda ash business.
(2)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and other income

Total revenues and other income for the third quarter increased $1.0 million or 1% from the second quarter, predominantly due to a $9.8 million increase in coal related revenues, offset by an $8.2 million decrease in oil and gas revenues. In the third quarter, NRP realized increased coal royalty revenues due to increased tonnage of 1.6 million tons over the second quarter resulting in a $5.1 million increase in coal royalty revenues. In addition, NRP realized a $5.7 million gain on a reserve swap related to coal properties. Oil and gas declined $8.2 million due to higher volumes and revenues recorded in the second quarter. These large fluctuations in oil and gas volumes and revenues are expected to moderate on a percentage basis following the acquisition of the additional Williston Basin assets that are scheduled to close in mid-November.

NRP Reports 3Q 2014 Results	Page 4 of 15

Operating expenses

Operating expenses decreased $3.6 million from the second quarter predominantly due to a $5.6 million asset impairment recognized in the second quarter, partially offset by a $2.5 million accrued liability associated with a payment due to a royalty owner on one of NRP’s properties recorded in the third quarter.

Net income attributable to the limited partners

Net income attributable to the limited partners and net income per unit increased in the third quarter from the previous quarter by $4.7 million and $0.04 per unit, respectively. Before considering the non-cash impairment charge taken in the second quarter, net income attributable to the limited partners would have decreased by $0.8 million to $35.5 million while net income per unit would have decreased by $0.01 to $0.32 per unit.

Distributable cash flow

Distributable cash flow decreased $7.2 million to $57.8 million, down from $64.9 million reported in the second quarter due in part to a non-recurring distribution of $3.6 million received from OCI Wyoming in the second quarter as part of the completion of a restructuring that began in 2013.

EBITDA

EBITDA for the third quarter 2014 increased modestly over the second quarter to $78.3 million due to increased revenues.

Acquisitions and Liquidity

During the third quarter of 2014, NRP reduced its debt by $15.7 million bringing the total net reduction for the first nine months of the year to $69.2 million. Following the end of the quarter, NRP closed the VantaCore acquisition, issuing 2,426,690 common units and borrowing $169 million on NRP Operating’s revolving credit facility. In addition, on October 6, NRP announced a definitive agreement to purchase certain non-operated working interests in the Williston Basin for $340 million. This acquisition is expected to close mid-November. In anticipation of this closing, NRP completed a common equity offering, issuing 8.5 million common units for net proceeds of $100.4 million and issued an additional $125 million of its 9.125% senior notes due 2018 in a private offering for net proceeds of $122.1 million. NRP anticipates funding the remainder of the purchase price using additional borrowings under the expected upsized NRP Oil and Gas revolving credit facility. Following these transactions, the current units outstanding are 122,278,412.

“After closing the VantaCore acquisition in October, and upon completion of the acquisition of the non-operated working interests in the Williston Basin, we anticipate combined borrowing capacity of approximately $145 million,” said Dwight Dunlap, Chief Financial Officer. “That capacity along with our cash balance of $78 million as of September 30, 2014 will provide ample liquidity for NRP.”

NRP Reports 3Q 2014 Results	Page 5 of 15

Distributions

As reported on October 20, 2014, the Board of Directors of NRP’s general partner declared a quarterly distribution of $0.35 per unit for the third quarter 2014.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX. NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States. A large percentage of NRP’s revenues are generated from royalties and other passive income. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Distributable cash flow” represents cash flow from operations plus any proceeds from the sale of assets plus the return on direct financing lease and contractual overrides shown in the cash flows from investing activities section of the cash flow statement. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

“EBITDA” is a non-GAAP financial measure that we define as earnings before interest, taxes, depreciation, depletion and amortization and asset impairment, including interest, taxes, depreciation, depletion and amortization relating to OCI Wyoming. “EBITDA,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes EBITDA is useful in evaluating our financial performance because this measure is widely used by analysts and investors for comparative purposes. EBITDA is a financial measure widely used by investors in the high-yield bond market. There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating EBITDA reported by different companies.

“EBITDA margin” represents NRP’s EBITDA as a percentage of total revenues and other income.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal, oil and gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment, risks relating to recent acquisitions and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

14-19

-Financial statements follow-

NRP Reports 3Q 2014 Results	Page 6 of 15

Natural Resource Partners L.P.

Operating Statistics—Coal Related Revenue

(in thousands except per ton data)

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Regional Statistics
Coal royalty production (tons):
Appalachia
Northern	2,060	2,779	6,537	10,051
Central	5,432	5,116	15,096	16,062
Southern	1,017	921	2,950	3,188

Total Appalachia	8,509	8,816	24,583	29,301
Illinois Basin	3,526	3,635	10,064	9,541
Northern Powder River Basin	1,054	735	2,106	2,499
Gulf Coast	281	290	720	862

Total	13,370	13,476	37,473	42,203

Average royalty revenue per ton:
Appalachia
Northern	$0.90	$1.04	$0.91	$1.19
Central	4.69	4.94	4.59	5.10
Southern	5.04	6.05	5.24	6.47
Total Appalachia	3.81	3.83	3.69	3.91
Illinois Basin	4.08	4.23	4.07	4.28
Northern Powder River Basin	2.91	3.10	2.87	2.68
Gulf Coast	3.40	3.24	3.43	3.36
Combined average royalty revenue per ton	$3.80	$3.88	$3.74	$3.91
Coal royalty revenues:
Appalachia
Northern	$1,844	$2,882	$5,941	$12,008
Central	25,470	25,270	69,289	81,861
Southern	5,130	5,571	15,469	20,623

Total Appalachia	$32,444	$33,723	$90,699	$114,492
Illinois Basin	14,403	15,364	40,956	40,864
Northern Powder River Basin	3,069	2,279	6,041	6,703
Gulf Coast	954	939	2,473	2,898

Total coal royalty revenues	$50,870	$52,305	$140,169	$164,957

Other coal related revenues:
Override revenue	771	2,269	3,516	8,713
Transportation and processing fees	5,589	6,005	16,682	17,010
Minimums recognized as revenue	1,396	626	4,204	5,613
Reserve swap	5,690	—	5,690	8,149
Wheelage	877	799	2,666	2,794

Total other coal related revenues	$14,323	$9,699	$32,758	$42,279

Total coal related revenues	$65,193	$62,004	$172,927	$207,236

NRP Reports 3Q 2014 Results	Page 7 of 15

Natural Resource Partners L.P.

Operating Statistics—Aggregates and Industrial Minerals

(in thousands except per ton data)

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Aggregate royalty revenues and production
Tonnage	702	1,767	2,844	4,513
Average royalty per ton	$0.79	$1.13	$0.94	$1.17
Total aggregate royalty revenues	$553	$1,996	$2,678	$5,299
Other aggregate related revenue
Override revenue	$1,708	$658	$3,908	$2,298
Bonus revenue	—	570	562	570
Processing fees	142	114	448	375
Minimums recognized as revenue	110	372	1,617	812
Wheelage	142	79	401	308

Total other aggregate related revenue	$2,102	$1,793	$6,936	$4,363

Total aggregate related revenues	$2,655	$3,789	$9,614	$9,662

Equity and other unconsolidated investment earnings	$9,685	$7,238	$28,865	$22,168

Total aggregates and industrial minerals related revenue	$12,340	$11,027	$38,479	$31,830

Cash distributions received from OCI Wyoming	$10,290	$46,007	$35,858	$72,946

NRP Reports 3Q 2014 Results	Page 8 of 15

Natural Resource Partners L.P.

Operating Statistics—Oil and Gas

(in thousands except per unit data)

	Quarter Ended		Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Williston Basin non-operated working interests
Production volumes
Oil (MBbls)	77	N/A	284	N/A
Natural gas (Mcf)	90	N/A	202	N/A
NGL (MBoe)	8	N/A	20	N/A
Average sales price per unit
Oil ($/Bbl)	$84.65	N/A	$92.82	N/A
Natural gas ($/Mcf)	$5.11	N/A	$6.45	N/A
NGL ($/Boe)	$41.00	N/A	$45.55	N/A
Revenues
Oil	$6,518	N/A	$26,360	N/A
Natural gas	$460	N/A	$1,303	N/A
NGL	$328	N/A	$911	N/A

Total	$7,306	N/A	$28,574	N/A
Other oil and gas related revenues
Royalty and overriding revenues	$2,295	$3,886	$8,907	$9,742

Total oil and gas revenues	$9,601	$3,886	$37,481	$9,742

NRP Reports 3Q 2014 Results	Page 9 of 15

Natural Resource Partners L.P.

Consolidated Statements of Comprehensive Income

(in thousands, except per unit data)

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenues and other income:
Coal related revenues	$65,193	$62,004	$172,927	$207,236
Aggregate related revenues	2,655	3,789	9,614	9,662
Oil and gas related revenues	9,601	3,886	37,481	9,742
Equity and other unconsolidated investment income	9,685	7,238	28,865	22,168
Property taxes	3,520	4,009	10,865	11,805
Other	955	1,311	2,727	2,760

Total revenues and other income	91,609	82,237	262,479	263,373
Operating expenses:
Depreciation, depletion and amortization	18,621	17,852	49,618	50,025
Asset impairments	—	—	5,624	734
General and administrative	7,664	7,305	22,550	27,769
Property, franchise and other taxes	4,767	4,234	15,836	12,810
Oil and gas lease operating expenses	2,147	483	6,359	483
Transportation costs	354	455	1,238	1,242
Royalty payments	3,029	284	3,385	826

Total operating expenses	36,582	30,613	104,610	93,889

Income from operations	55,027	51,624	157,869	169,484
Other income (expense)				—
Interest expense	(18,862)	(15,516)	(57,759)	(44,619)
Interest income	8	18	75	232

Income before non-controlling interest	$36,173	$36,126	$100,185	$125,097
Non-controlling interest	—	—	—	—

Net income	$36,173	$36,126	$100,185	$125,097

Net income attributable to:
General partner	$723	$723	$2,004	$2,502

Limited partners	$35,450	$35,403	$98,181	$122,595

Basic and diluted net income per limited partner unit:	$0.32	$0.32	$0.89	$1.12

Weighted average number of units outstanding:	111,244	109,812	110,504	109,507

Comprehensive income	$36,543	$36,167	$100,291	$125,243

NRP Reports 3Q 2014 Results	Page 10 of 15

Natural Resource Partners L.P.

Consolidated Statements of Cash Flow

(in thousands, except per unit data)

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$36,173	$36,126	$100,185	$125,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	18,621	17,852	49,618	50,025
Gain on reserve swap	(5,690)	—	(5,690)	(8,149)
Equity and other unconsolidated investment income	(9,685)	(7,238)	(28,865)	(22,168)
Distributions of earnings from unconsolidated investments	10,290	7,951	32,225	24,113
Non-cash interest charge, net	677	899	2,145	1,454
Gain on sale of assets	(3)	(401)	(3)	(551)
Asset impairment	—	—	5,624	734
Change in operating assets and liabilities:
Accounts receivable	(3,857)	5,227	(7,542)	9,477
Other assets	432	3,849	750	864
Accounts payable and accrued liabilities	2,036	571	1,623	792
Accrued interest	4,964	(2,022)	3,192	(2,598)
Deferred revenue	4,246	3,380	11,345	13,331
Accrued incentive plan expenses	471	1,139	(5,445)	(80)
Property, franchise and other taxes payable	(1,217)	(1,467)	(2,066)	(2,826)

Net cash provided by operating activities:	57,458	65,866	157,096	189,515

Cash flows from investing activities:
Acquisition of plant and equipment	(72)	—	(207)	—
Acquisition of land, coal, other mineral rights, and related intangibles	—	(38,303)	(768)	(38,303)
Oil and gas capital expenditures	(5,144)	—	(13,267)	—
Acquisition of equity interests	—	(98)	—	(293,077)
Distributions from unconsolidated investments	—	38,056	3,633	48,833
Proceeds from sale of assets	5	405	5	559
Return on direct financing lease and contractual override	310	286	910	841

Net cash used in investing activities	(4,901)	346	(9,694)	(281,147)

Cash flows from financing activities:
Proceeds from loans	—	304,020	2,000	547,020
Repayment of loans	(15,692)	(306,692)	(69,175)	(386,230)
Deferred financing costs	—	(7,440)	—	(9,061)
Proceeds from issuance of common units	10,984	—	24,826	75,000
Capital contribution by general partner	160	—	507	1,531
Costs associated with equity transactions	(163)	—	(601)	(60)
Distributions to partners	(39,733)	(61,629)	(119,346)	(186,317)

Net cash provided by (used in) financing activities	(44,444)	(71,741)	(161,789)	41,883

Net increase (decrease) in cash and cash equivalents	8,113	(5,529)	(14,387)	(49,749)
Cash and cash equivalents at beginning of period	70,013	105,204	92,513	149,424

Cash and cash equivalents at end of period	$78,126	$99,675	$78,126	$99,675

Supplemental cash flow information:
Cash paid during the period for interest	$13,131	$16,631	$52,266	$45,716

NRP Reports 3Q 2014 Results	Page 11 of 15

Natural Resource Partners L.P.

Consolidated Balance Sheets

(in thousands, except for unit information)

	September	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,126	$92,513
Accounts receivable, net of allowance for doubtful accounts	33,954	33,737
Accounts receivable—affiliates	10,547	7,666
Other	899	1,691

Total current assets	123,526	135,607
Land	24,338	24,340
Plant and equipment, net	22,839	26,435
Mineral rights, net	1,385,919	1,405,455
Intangible assets, net	58,696	66,950
Equity and other unconsolidated investments	262,414	269,338
Loan financing costs, net	9,841	11,502
Long-term contracts receivable—affiliate	50,411	51,732
Other assets	560	497

Total assets	$1,938,544	$1,991,856

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$13,907	$8,659
Accounts payable—affiliates	485	391
Current portion of long-term debt	80,983	80,983
Accrued incentive plan expenses—current portion	6,535	8,341
Property, franchise and other taxes payable	5,764	7,830
Accrued interest	20,376	17,184

Total current liabilities	128,050	123,388
Deferred revenue	153,931	142,586
Accrued incentive plan expenses	6,887	10,526
Other non-current liabilities	9,712	14,341
Long-term debt	1,017,498	1,084,226
Partners’ capital:
Common units outstanding ( 111,351,722 and 109,812,408)	613,176	606,774
General partner’s interest	10,212	10,069
Non-controlling interest	(650)	324
Accumulated other comprehensive loss	(272)	(378)

Total partners’ capital	622,466	616,789

Total liabilities and partners’ capital	$1,938,544	$1,991,856

NRP Reports 3Q 2014 Results	Page 12 of 15

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net cash provided by operating activities	$57,458	$65,866	$157,096	$189,515
Return on direct financing lease and contractual override	310	286	910	841
Distributions from unconsolidated investments	—	38,056	3,633	48,833
Proceeds from sale of assets	5	405	5	559

Distributable cash flow	$57,773	$104,613	$161,644	$239,748

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	September	June
	2014	2013
	(unaudited)
Net cash provided by operating activities	$57,458	$61,008
Return on direct financing lease and contractual override	310	303
Distributions from unconsolidated investments	—	3,633
Proceeds from sale of assets	5	—

Distributable cash flow	$57,773	$64,944

NRP Reports 3Q 2014 Results	Page 13 of 15

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net income”

to Non-GAAP “EBITDA”

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net income	$36,173	$36,126	$100,185	$125,097
Add depreciation, depletion and amortization	18,621	17,852	49,618	50,025
Add asset impairments	—	—	5,624	734
Add interest expense, gross	18,862	15,516	57,759	44,619
Add depreciation, depletion and amortization, taxes and interest relating to OCI Wyoming	4,628	3,366	13,996	9,068

EBITDA	$78,284	$72,860	$227,182	$229,543

EBITDA margin
EBITDA	$78,284	$72,860	$227,182	$229,543
Total revenues	$91,609	$82,237	$262,479	$263,373
EBITDA margin	85%	89%	87%	87%

Reconciliation of GAAP “Net income”

to Non-GAAP “EBITDA”

	Quarter Ended
	September	June
	2014	2014
	(unaudited)
Net income	$36,173	$31,407
Add depreciation, depletion and amortization	18,621	16,350
Add asset impairments	—	5,624
Add interest expense, gross	18,862	19,037
Add depreciation, depletion and amortization, taxes and interest relating to OCI Wyoming	4,628	4,760

EBITDA	$78,284	$77,178

EBITDA margin
EBITDA	$78,284	$77,178
Total revenues	$91,609	$90,561
EBITDA margin	85%	85%

NRP Reports 3Q 2014 Results	Page 14 of 15

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering any impairments”

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Operating expenses
Total operating expenses as reported	$36,582	$30,613	$104,610	$93,889
Impairments	$—	$—	$(5,624)	$(734)
Total operating costs before considering any impairments	$36,582	$30,613	$98,986	$93,155

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering any impairments”

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net income attributable to the limited partners
Net income as reported	$36,173	$36,126	$100,185	$125,097
Impairments	—	—	$5,624	$734
Net income before considering any impairments	$36,173	$36,126	$105,809	$125,831
Net income, before considering any impairments, attributable to:
General partner	$723	$723	$2,116	$2,517
Limited partners	$35,450	$35,403	$103,693	$123,314

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering any impairments”

	Quarter Ended		For the Nine Months Ended
	September	September	September	September
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net income per unit			*
Net income per unit as reported	$0.32	$0.32	$0.89	$1.12
Adjustment for impairments	—	—	$0.05	$0.01
Net income per limited partner unit, before considering any impairments	$0.32	$0.32	$0.94	$1.13
Weighted number of units outstanding	111,244	109,812	110,504	109,507

*	Numbers may not add due to rounding

NRP Reports 3Q 2014 Results	Page 15 of 15

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering any impairments”

	Quarter Ended
	September	June
	2014	2014
	(unaudited)
Operating expenses
Total operating expenses as reported	$36,582	$40,158
Impairments	—	(5,624)
Total operating costs before considering any impairments	$36,582	$34,534

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering any impairments”

	Quarter Ended
	September	June
	2014	2014
	(unaudited)
Net income attributable to the limited partners
Net income as reported	$36,173	$31,407
Impairments	—	5,624
Net income before considering any impairments	$36,173	$37,031
Net income, before considering any impairments, attributable to:
General partner	$723	$741
Limited partners	$35,450	$36,290

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering any impairments”

	Quarter Ended
	September	June
	2014	2014
	(unaudited)
Net income per unit
Net income per unit as reported	$0.32	$0.28
Adjustment for impairments	—	0.05
Net income per limited partner unit, before considering any impairments	$0.32	$0.33
Weighted number of units outstanding	111,244	110,403

*	Numbers may not add due to rounding

-end-